                                   EXHIBIT 1
                                   ---------


                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------





Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.





Date: January 17, 1997





                      SMITH BARNEY MUTUAL FUNDS MANAGEMENT INC.




                      By: /s/ Christina T. Sydor
                         ---------------------------
                         Name:  Christina T. Sydor
                         Title:   Secretary




                      SMITH BARNEY INC.




                      By: /s/ Howard M. Darmstadter
                         ---------------------------
                         Name:  Howard M. Darmstadter
                         Title:   Assistant Secretary



                      SMITH BARNEY HOLDINGS INC.




                      By: /s/ Howard M. Darmstadter
                         ---------------------------
                         Name:  Howard M. Darmstadter
                         Title:   Assistant Secretary




                      TRAVELERS GROUP INC.




                      By: /s/ Stephanie B. Mudick
                         ---------------------------
                         Name:  Stephanie B. Mudick
                         Title:   Assistant Secretary